UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

BERRY PLASTICS CORPORATION (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	Delaware (State of Incorporation)
033-75706 (Commission File Numbers)
35-1814673 (I.R.S. Employer Identification No.)	35-1813706 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)
N.A. (Former Name or Former Address, if Changed Since Last Report)	N.A. (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets

            Filmco

            On August 31, 2011, Berry Plastics Corporation (the “Company”) completed the acquisition of 100% of the common stock of LINPAC Packaging Filmco, Inc. (“Filmco”) from LINPAC USA Holdings, Inc., a subsidiary of the UK-based LINPAC Group.  Pursuant to the acquisition agreement, Berry paid approximately $19 million for Filmco, subject to certain customary adjustments.

            Consummation of the Transaction was subject to certain customary closing conditions, including, among others, accuracy of the representations and warranties of the parties (generally subject to a material adverse effect standard) and material compliance by the parties with their respective obligations under the Purchase Agreement.

            Filmco is a manufacturer of PVC stretch film packaging for fresh meats, produce, freezer and specialty applications. The Filmco business has one manufacturing location in Aurora, Ohio and employs approximately 100 people.

            A copy of the Purchase Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

            A press release issued by the Company is attached as Exhibit 99.1 hereto.

            Rexam SBC

            On September 1, 2011, the Company completed its previously announced purchase of all of the outstanding capital stock (the “Capital Stock”) of Rexam Closures Kentucky Inc., Rexam Delta Inc., Rexam Closures LLC, Rexam Closure Systems LLC, Rexam de Mexico S. de R.L. de C.V., Rexam Singapore PTE Ltd., Rexam Participacoes Ltda. and Rexam Plasticos do Brasil Ltda. (collectively, “Rexam SBC”) pursuant to an Equity Purchase Agreement (the “Purchase Agreement”) by and among Rexam Inc., Rexam Closures and Containers Inc., Rexam Closure Systems Inc., Rexam Plastic Packaging Inc., Rexam Brazil Closure Inc., Rexam Beverage Can South America S.A. (collectively, the “Sellers”) and the Company, dated June 19, 2011.  The aggregate purchase price for the Capital Stock was approximately $360 million, subject to certain post-closing upward or downward adjustments.

            Rexam SBC develops, manufactures, distributes and sells (i) plastic closures, fitments and dispensing closure systems, and jars and (ii) plastic containers for use for printing inks and toners that are incorporated into printers.

            To finance the purchase of the Capital Stock, the Company used cash on hand and proceeds of borrowings under its existing revolving credit facility.  In connection with the acquisition of Rexam SBC, certain of the acquired entities became parties to the guarantee and collateral agreement relating to the Company’s existing term loan facility and revolving credit facility. They also became guarantors under the indentures governing the Company’s first priority notes, second priority notes and senior subordinated notes and became parties to the collateral agreements relating to the Company’s first priority notes and second priority notes.

            A press release issued by the Company is attached as Exhibit 99.2 hereto.

Item 9.01        Financial Statements and Exhibits.

(a)                    Financial statements of business acquired.

The Company intends to file the audited consolidated financial statements of Rexam SBC no later than 71 calendar days after the date that this current report on Form 8-K is required to be filed.

(b)                    Pro forma financial information.

The Company intends to file unaudited pro forma combined condensed financial information reflecting the acquisition no later than 71 calendar days after the date that this current report on Form 8-K is required to be filed.

(d)                    Exhibits.

Exhibit 2.1       Stock Purchase Agreement, by and between LINPAC USA Holdings, Inc. and Berry Plastics Corporation, dated as of August 19, 2011.

Exhibit 99.1     Press release, dated August 31, 2011.

                        Exhibit 99.2     Press release, dated September 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS CORPORATION

Date: September 1, 2011	By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson Title: Executive Vice President and General Counsel

EXHIBIT INDEX

2.1	Stock Purchase Agreement, by and between LINPAC USA Holdings, Inc. and Berry Plastics Corporation, dated as of August 19, 2011.
99.1	Press Release, dated August 31, 2011
99.2	Press Release, dated September 1, 2011